Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of April 1, 2022 (“Effective Date”), is entered into by and between General Cannabis Corp, a Colorado corporation (the “Company”), and John Barker Dalton, an individual (“Employee”).

WHEREAS, the Company and Employee entered into an employment agreement as of January 24, 2020, as amended as of October 1, 2021 (collectively, the “Original Agreement”);

WHEREAS, the parties wish to amend certain terms and conditions of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, provisions, and conditions set forth in this Amendment, the parties hereby agree as follows:

1.

Nature of Relationship. As of the Effective Date, Employee’s relationship with the Company shall be as a consultant. Employee shall no longer be employed by the Company, and shall be fully responsible for paying his own taxes, and acting in all respects, as an independent contractor.

2.	Compensation. Effective as of the Effective Date, Employee’s compensation shall be $500 per calendar month, payable monthly. Employee shall devote up to 40 hours each month to the Company.

3.

Terms of Original Agreement. All terms and conditions set forth in the Original Agreement and not otherwise amended pursuant to this Amendment shall remain in full force and effect in accordance therewith.

4.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado without giving effect to principles of conflicts or choice of laws thereof.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

GENERAL CANNABIS CORP

By:	/s/ Adam Hershey
Adam Hershey
Interim CEO

By:	/s/ John Barker Dalton
John Barker Dalton, Sole Member